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                                                                     EXHIBIT 8.1
                                January 22, 1998


Glacier Water Services, Inc.
2261 Cosmos Court
Carlsbad, California  92009

Glacier Water Trust I
2261 Cosmos Court
Carlsbad, California  92009


     Re:  CERTAIN FEDERAL INCOME TAX CONSEQUENCES
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          OF THE PURCHASE AND OWNERSHIP OF CUMULATIVE
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          TRUST PREFERRED SECURITIES ISSUED BY
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          GLACIER WATER TRUST I
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Ladies and Gentlemen:

     We have acted as counsel to Glacier Water Services, Inc. ("Glacier") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-2, as amended, Registration No. 333-40335 (the "Registration Statement"). The Registration Statement relates to the offer for sale of 3,400,000 shares of Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of Glacier Water Trust I ("Glacier Water Trust I"), a statutory business trust formed at the direction of Glacier under the laws of the State of Delaware, the Junior Subordinated Debentures to be issued by Glacier to Glacier Water Trust I in connection with the sale of the Trust Preferred Securities, and the Guarantee to be issued by Glacier with respect to the Trust Preferred Securities.

     This opinion letter relates to the material federal income tax consequences of the purchase and ownership of the Trust Preferred Securities by investors. All capitalized terms used in this opinion letter and not otherwise defined herein have the same meaning as set forth in the Registration Statement.
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Glacier Water Services, Inc.
Glacier Water Trust I
January 20, 1998
Page 2

     We have examined the Registration Statement, the Trust Agreement of Glacier Water Trust I, and such other documents as we have deemed necessary to render our opinions expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, including the accuracy of the facts set forth in the prospectus contained in the Registration Statement, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee will be consummated in accordance with the terms and forms of such documents.

     Based on the foregoing, and assuming that Glacier Water Trust I was formed and will be maintained in compliance with the terms of the Trust Agreement of Glacier Water Trust I, it is our opinion that:

     (1) Glacier Water Trust I will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and, as a result, each beneficial owner of Trust Preferred Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures held by Glacier Water Trust I; and

     (2) the section entitled "Certain Federal Income Tax Consequences" in the Registration Statement is correct in all material respects.

     This opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Future changes in the law or interpretations of the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above. We have undertaken no obligation to update this opinion in such event.

     Other than the specific tax opinions set forth in this letter, no other opinion has been requested of us or rendered by us with respect to the tax treatment of the proposed issuance and sale of the Junior Subordinated Debentures, the Trust Preferred Securities or the Guarantee, including, but not limited to, the tax treatment of the proposed transactions under other provisions of the Code and the Treasury Regulations or the tax treatment of
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Glacier Water Services, Inc.
Glacier Water Trust I
January 20, 1998
Page 20

the proposed transactions under state, local, foreign or any other tax laws.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the use of our name in the Registration Statement under the caption "Certain Federal Income Tax Consequences." In giving such consent, we do not concede that this consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              /s/ Milbank, Tweed, Hadley & McCloy


BK/KJB